Exhibit 10.36

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT, dated as of April 18, 2011 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), between MHI Hospitality Corporation, a Maryland corporation (the “Company”), and each of the entities listed on Schedule 2.01 hereto (each a “Purchaser” and, collectively, the “Purchasers”).

RECITALS

A. The Company wishes to issue and sell to the Purchasers, and the Purchasers wish to purchase from the Company, the Securities (as defined below), on the terms and subject to the conditions of this Agreement.

B. The Company and the Purchasers now wish to enter into this Agreement to provide for the acquisition of the Securities, all as set forth herein.

AGREEMENT

In consideration of the premises and the mutual covenants and the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Defined Terms

Section 1.01. Definitions. As used in this Agreement, the following terms have the meanings stated:

“Affiliate” of a Person means any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person or any of its Subsidiaries.

“Articles of Incorporation” means the Articles of Amendment and Restatement of the Company, as amended and supplemented from time to time, including but not limited to, by the Articles Supplementary.

“Articles Supplementary” means that certain Articles Supplementary for Series A Cumulative Redeemable Preferred Stock of MHI Corporation substantially in the form attached hereto as Exhibit 1.01(a).

“Balance Sheet” has the meaning stated in Section 5.08(a).

“Closing” has the meaning stated in Section 3.01.

“Closing Date” has the meaning stated in Section 3.01.

“Commission” has the meaning set forth in Section 5.16.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning stated in the introductory paragraph of this Agreement and its successors.

“Company Indemnified Persons” has the meaning stated in Section 8.01(b).

“Equity Security” means common stock, preferred stock and any other capital stock, equity interest or other ownership interest or profit participation or similar right with respect to any entity, including, without limitation, any partnership or membership interest, any stock appreciation, phantom stock or similar right or plan, and any note or debt security having or containing equity or profit participation features, or any option, warrant or other security or right which is directly or indirectly convertible into or exercisable or exchangeable for any other equity securities.

“Exchange” means the Securities Exchange Act of 1934, as amended.

“Filings” has the meaning stated in Section 5.16.

“GAAP” has the meaning stated in Section 5.08(a).

“Governmental Body” means any agency, bureau, commission or court, department, official, political subdivision, tribunal or other instrumentality of any administrative, judicial, legislative, executive, regulatory, police or taxing authority of any government, whether supranational, national, federal, state, regional, provincial, local, domestic or foreign.

“Indemnification Notice” has the meaning stated in Section 8.02.

“Indemnitee” has the meaning stated in Section 8.02.

“Indemnitor” has the meaning stated in Section 8.02.

“Lien” means any encumbrance, mortgage, pledge, hypothecation, charge, assignment, lien, restriction or other security interest of any kind securing any obligation of any Person.

“Loan Documents” has the meaning set forth in the Note Agreement.

“Losses” has the meaning stated in Section 8.01(a).

“Material Adverse Effect” means a material adverse effect upon any of (a) the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (b) the ability of the Company to perform any of its obligations under this Agreement, any other Transaction Document or the Loan Documents.

“Note Agreement” means the Note Agreement, dated the date hereof, by and between the Company and each lender from time to time party thereto.

“Permitted Liens” has the meaning stated in the Note Agreement.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, other legal entities and governmental bodies.

“Preferred Stock” means the Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company.

“Purchasers” has the meaning stated in the introductory paragraph of this Agreement, and its successors and permitted assigns.

“Purchaser Indemnified Person” has the meaning stated in Section 8.01(a).

“Registration Rights Agreement” means that certain Registration Rights Agreement substantially in the form of Exhibit 1.01(c).

“Securities” means 25,000 shares of Preferred Stock and the Warrant to purchase 1,900,000 shares of Common Stock to be issued to the Purchasers pursuant to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the related regulations and published interpretations.

“Share Certificates” means the stock certificates representing the shares of Preferred Stock to be purchased hereunder.

“Solvent” means, with respect to any Person, that as of the date of determination both (a)(i) the sum of such Person’s debt (including contingent liabilities) does not exceed all of its property, at a fair valuation, (ii) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured, (iii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction, and (iv) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due, and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Subsidiary” of a Person means any Person of which Equity Securities or other ownership interests having ordinary voting power to elect a majority of the board of directors, the general partner, the manager or other persons performing similar functions are at the time directly or indirectly owned by the Person. Unless the context otherwise requires, references to one or more Subsidiaries are references to Subsidiaries of the Company.

“Termination Date” has the meaning stated in Section 7.01(b).

“Transactions” means the transactions contemplated by, or described in, this Agreement and the other Transaction Documents, including, without limitation, the issuance, sale, transfer, assignment, conveyance and delivery of the Securities to the Purchasers.

“Transaction Documents” means this Agreement, the Articles of Incorporation, the Articles Supplementary, the Share Certificates, the Registration Rights Agreement and the Warrant.

“Transfer” means a direct or indirect offer, transfer, sale, assignment, pledge, hypothecation or other disposition of all or any interest.

“Warrant” means a warrant or warrants to purchase shares of Common Stock substantially in the form attached hereto as Exhibit 1.01(b).

“Warrant Shares” means the number of shares of Common Stock issuable from time to time upon exercise of the Warrant.

ARTICLE II

Issuance and Sale of the Securities

Section 2.01. Issuance and Sale of the Securities. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Company will issue, sell, transfer, assign, convey and deliver to the Purchasers, and each Purchaser will purchase, acquire and accept from the Company, such number of the Securities set forth opposite such Purchaser’s name on Schedule 2.01 hereto, for the consideration set forth in Section 2.02.

Section 2.02. The Consideration. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, as payment in full for the Securities, each Purchaser will pay, or cause to be paid, to the Company an aggregate amount in cash equal to the purchase price set forth opposite such Purchaser’s name on Schedule 2.01 hereto, by wire transfer of immediately available funds to the Company’s account specified in Schedule 2.01 hereto.

ARTICLE III

The Closing; Transactions to be Effected at the Closing

Section 3.01. Time and Place of the Closing. The closing of the issuance, sale, transfer, assignment, conveyance and delivery of the Securities (the “Closing”) will take place at the offices of Richards Kibbe & Orbe, One World Financial Center, New York, New York 10281, at 10:00 a.m. (New York City time), on April 18, 2011, or at such other location or time as the parties may agree in writing, but in no event later than the Termination Date (the date of the Closing being hereinafter referred to as the “Closing Date”).

ARTICLE IV

Conditions to the Closing

Section 4.01. Conditions Precedent to the Obligations of the Purchasers. The obligations of the Purchasers under this Agreement are expressly subject to the fulfillment of each of the following conditions, unless waived by the Purchasers in writing, at or before the Closing.

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement and in the other Transaction Documents shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

(b) Performance. The Company shall have performed and complied with all of its covenants and other obligations contained in this Agreement and in the other Transaction Documents and the Loan Documents, including but not limited to the deliverables set forth in Section 9 of the Note Agreement required to be performed or complied with by the Company at or before the Closing.

(c) Compliance Certificate. The Purchasers shall have received a certificate of the secretary or assistant secretary of the Company as to the fulfillment of the conditions set forth in Section 4.01(a) and Section 4.01(b).

(d) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Body that, in the reasonable opinion of the Purchasers, singly or in the aggregate, materially impairs any of the transactions contemplated by the Transaction Documents, or that could have a Material Adverse Effect.

(e) Transaction Documents. The Purchasers shall have received the following documents, agreements and instruments, each dated as of the Closing Date, and each in form and substance reasonably satisfactory to the Purchasers:

(i) this Agreement and the other Transaction Documents, executed and delivered by a duly authorized officer of the Company; and

(ii) the Share Certificates, registered in the name of the Purchasers, duly executed and delivered by the Company.

(f) Secretary’s Certificate. The Purchasers shall have received a certificate of the secretary or assistant secretary of the Company with respect to (i) the articles of incorporation of the Company as amended or amended and restated to date, (ii) the by-laws of the Company as amended or amended and restated to date, (iii) the resolutions of the board of directors of the Company approving the Transaction Documents and the other documents to be delivered by the Company thereunder and the performance of the obligations of the Company thereunder and (iv) the names and true signatures of the officers of the Company authorized to sign the Transaction Documents to be delivered by the Company under this Agreement and the other Transaction Documents.

(g) Good Standing Certificates. The Purchasers shall have received a certificate of the Secretary of State of the jurisdiction in which the Company is organized, dated as of a recent date, as to the good standing of the Company and as to the charter documents of the Company on file in the office of the Secretary of State.

(h) Opinion of Counsel. The Purchasers shall have received an opinion of Baker & McKenzie LLP, counsel for the Company, substantially in the form of Exhibit 4.01(h), and as to other matters reasonably requested by the Purchasers.

(i) Expenses. The Company shall pay the Purchasers an amount equal to $250,000 to reimburse Purchasers for expenses incurred in connection with the Transactions.

(j) Material Adverse Effect. Since the date of the Balance Sheet, no event or circumstance shall have occurred, or be reasonably likely to occur, which has had, or could reasonably be expected to have, a Material Adverse Effect.

Section 4.02. Conditions Precedent to the Obligations of the Company. The obligations of the Company under this Agreement are expressly subject to the fulfillment of each of the following conditions, unless waived by the Company in writing, at or before the Closing.

(a) Representations and Warranties. The representations and warranties of each Purchaser set forth in this Agreement and in the other Transaction Documents shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

(b) Performance. The Purchasers shall have performed and complied with all of their covenants and other obligations set forth in this Agreement and in the other Transaction Documents and in the Loan Documents required to be performed or complied with by the Purchasers at or before the Closing.

(c) Purchaser Deliverables. The Purchasers shall have delivered:

(i) this Agreement, executed and delivered by a duly authorized officer of the Purchaser; and

(ii) the purchase price payable by the Purchasers by wire transfer of immediately available funds in accordance with the provisions of Section 2.02 hereof.

(d) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Body that, in the reasonable opinion of the Company, materially impairs any of the transactions contemplated by the Transaction Documents, or that could have a Material Adverse Effect.

ARTICLE V

Representations and Warranties of the Company

The Company hereby represents and warrants to the Purchasers as of the date hereof and as of the Closing Date as follows:

Section 5.01. Existence and Power. Each of the Company and its Subsidiaries (a) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) has all necessary power and authority required to execute and deliver this Agreement and the other Transaction Documents and to consummate the Transactions.

Section 5.02. Authorization; Binding Effect. The execution and delivery by the Company of this Agreement and the other Transaction Documents, the performance by the Company of its obligations under this Agreement and the other Transaction Documents and the consummation of the Transactions have been duly authorized by all necessary action on the part of the Company. This Agreement and the other Transaction Documents are the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except that such enforcement (a) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and (b) is subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought.

Section 5.03. Contravention. Neither the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company nor the consummation of the Transactions by the Company will (with or without notice or lapse of time or both) (a) violate or breach any provision of the Company’s organizational or governing documents, (b) violate or breach any statute, law, rule, regulation or order by which the Company or any of its assets or properties may be bound or affected or (c) breach or result in a default under, result in the acceleration of, or give rise to a right of termination, cancellation, modification or acceleration or require any notice under, any material contract or agreement to which the Company or by which the Company or any of its assets or properties may be bound or affected.

Section 5.04. Consents. All approvals, consents, authorizations or orders of, notices to or registrations or filings with, or any other action by, any Governmental Body or other person or entity have been obtained which are required in connection with (i) the due execution and delivery by the Company of this Agreement and the other Transaction Documents and the performance of the Company’s obligations hereunder and thereunder, (ii) the consummation of the Transactions by the Company and (iii) the exercise by the Purchasers of their rights and remedies under this Agreement and the other Transaction Documents.

Section 5.05. Laws and Taxes. The Company and its Subsidiaries are in material compliance with all laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon the Company and its Subsidiaries by any law or by any Governmental Body. The Company and its Subsidiaries have filed all required tax returns and reports that are now required to be filed by them in connection with any federal, state and local tax, duty or charge levied, assessed or imposed upon the Company, its Subsidiaries or their respective assets, including unemployment, social security, and real estate taxes. The Company and its Subsidiaries have paid all taxes which are now due and payable, or, with respect to those taxes which are being contested in good faith, the Company and its Subsidiaries have made an appropriate reserve on their respective financial statements for the same. No taxing authority has asserted or assessed any additional tax liabilities against the Company and its Subsidiaries which are outstanding on this date, and the Company and its Subsidiaries have filed for any extension of time for the payment of any tax or the filing of any tax return or report.

Section 5.06. The Securities.

(a) The shares of Preferred Stock purchased by the Purchasers hereunder will have the terms and provisions set forth in the Articles of Incorporation.

(b) Upon delivery to the Purchasers at the Closing of the Share Certificates and the Warrant with respect to the Securities for issuance, sale, transfer, assignment, conveyance and delivery to the Purchasers, and upon the Company’s receipt of the purchase price payable by the Purchasers in accordance with Article II, (i) the Purchasers will become the sole record, legal and beneficial owner of (A) such shares of Preferred Stock, (B) the Warrant and (C) upon exercise of the Warrant, the Warrant Shares and the Purchaser will have good and marketable title to such shares of Preferred Stock, the Warrant and the Warrant Shares and each shall pass to the Purchasers, free and clear of any Liens, options, charges and Transfer restrictions of any kind, except for those created by this Agreement and applicable securities laws, and (ii) such shares of Preferred Stock and upon the exercise of the Warrant, Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

Section 5.07. Capitalization.

(a) Authorized, Issued and Outstanding Shares. As of the Closing Date, immediately following the issuance and sale of the Securities pursuant to this Agreement, the authorized Equity Securities of the Company consists of (i) 49,000,000 shares of Common Stock, of which 9,586,786 shares are issued and outstanding, and (ii) 1,000,000 shares of Preferred Stock, of which 25,000 shares are issued and outstanding. All of the issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized, validly issued and are fully paid and nonassessable. As of the Closing Date, except as set forth above, the Company will not have any Equity Securities issued and outstanding. The Company has reserved a sufficient number of Warrant Shares to be issued upon the exercise of the Warrant in the event the Warrant is exercised in its entirety.

(b) Rights, Options, Warrants, Etc. (i) There are no statutory or contractual preemptive or similar rights on the part of any holder of any securities of the Company with respect to the issuance and sale of the Securities, and (ii) other than (a) 3,354,439 shares of common stock reserved for issuance, at the Company’s option, upon redemption of units in the Company’s operating partnership, (b) any option grants and restricted stock grants issued pursuant to the Company’s 2004 Long-Term Incentive Plan, (c) any securities issued in the form of compensation (i) to an employee pursuant to his or her employment agreement or (ii) to an officer, director or consultant of the Company as approved by its board of directors, and (d) the Securities, no securities, options, warrants, conversion or other rights or contracts of any kind are outstanding that obligate the Company or any Subsidiary, contingently or otherwise, to issue, sell, purchase or redeem any of their Equity Securities or any securities exercisable or exchangeable for or convertible into any such Equity Securities and no authorization therefor has been given.

(c) No Violation. The Company has not violated the Securities Act or any applicable federal, state or foreign securities or other laws in connection with the offer, sale or issuance of any of its Equity Securities, and none of the offer, sale or issuance of the Securities hereunder requires registration under the Securities Act or any applicable state securities laws. Other than the registration rights granted pursuant to the agreement of limited partnership of the Company’s operating partnership, the Company’s 2004 Long-Term Incentive Plan and any securities issued in the form of compensation (i) to an employee pursuant to his or her employment agreement or (ii) to an officer or director of the Company as approved by its board of directors, there are no contracts or agreements between the Company’s shareholders with respect to the voting or Transfer of any of the Company’s Equity Securities or with respect to any other aspect of the Company’s affairs.

Section 5.08. Financial Information.

(a) Balance Sheets. The audited balance sheet of the Company and its Subsidiaries dated as of December 31, 2010 (the “Balance Sheet”), copies of which were provided to the Purchasers, were prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis in accordance with the past practice of the Company and fairly present the financial position of the Company and its Subsidiaries as of their respective dates.

(b) Other Financial Statements. The audited statements of operations, statements of changes in shareholder’s equity and statements of cash flows of the Company and its Subsidiaries for the 12-month period ended on December 31, 2010, copies of which were provided to the Purchasers, were prepared in accordance with GAAP applied on a consistent basis in accordance with the past practice of the Company (except with respect to the unaudited statements, for the absence of footnotes and subject to normal recurring year end adjustments which will not be material in amount) and fairly present the results of operations, changes in shareholder’s equity and cash flows of the Company and its Subsidiaries for such periods.

Section 5.09. Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any material obligation or liability, whether accrued, absolute, contingent or otherwise, except (a) to the extent fully and specifically reflected or reserved for on the Balance Sheet, or (b) obligations or liabilities incurred since the date of the Balance Sheet in the normal and ordinary course of business of the Company and its Subsidiaries, and not in violation of this Agreement, which obligations (in the case of clause (b)) are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period.

Section 5.10. Title. Each of the Company and its Subsidiaries has good and marketable title to their respective assets reflected on the most recent consolidated balance sheet submitted to the Purchasers, free and clear from all Liens, except for Permitted Liens.

Section 5.11. Solvency. The Company and each Subsidiary is Solvent.

Section 5.12. Absence of Material Adverse Effect. There has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since March 31, 2011.

Section 5.13. Litigation. There are no legal or other proceedings or investigations pending or threatened against the Company or any of its Subsidiaries before any court, tribunal or regulatory authority which would, if adversely determined, alone or together, have a Material Adverse Effect.

Section 5.14. [Reserved].

Section 5.15. Absence of Defaults. The Company and its Subsidiaries are not in default under (a) its articles of incorporation or by-laws or (b) any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party (by successor in interest or otherwise) or by which it is bound, or any other agreement or other instrument by which any of their properties or assets owned by them or used in the conduct of their business is affected, which individually or in the aggregate would have a Material Adverse Effect.

Section 5.16. Exchange Act Filings. The Company has filed or furnished in a timely manner all reports and other information required to be filed (“Filings”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Exchange Act. On their respective dates of filing or furnishing, the Filings complied in all material respects with the requirements of the Exchange Act, and the published rules and regulations of the Commission promulgated thereunder. On their respective dates of filing or furnishing, the Filings did not include any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and all financial statements contained in the Filings fairly present the financial position of the Company and its subsidiaries on and as of the dates referenced in such statements and the results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods involved and prior periods, except as otherwise indicated in the notes to such financial statements. None of the representations or warranties of the Company contained in the Transaction Documents are untrue or incorrect when made and on the Closing Date.

Section 5.17. Securities Laws. The Company has not offered to sell any portion of the Securities or any interest therein in a manner which violates any applicable securities law or would require the issuance and sale hereunder to be registered under the Securities Act.

Section 5.18. Listing. The Company has made an application and has received all approvals necessary from the NASDAQ Stock Market, LLC for listing the shares of Common Stock to be issued upon exercise of the Warrants on such exchange.

ARTICLE VI

Representations and Warranties of the Purchasers

Each Purchaser hereby represents and warrants to the Company as of the date of this Agreement and as of the Closing Date as follows:

Section 6.01. Existence and Power. Such Purchaser (a) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the Transactions.

Section 6.02. Authorization; Binding Effect. The execution and delivery by such Purchaser of this Agreement and the other Transaction Documents to which it is a party, the performance by such Purchaser of its obligations under this Agreement and the other Transaction Documents to which it is a party and the consummation of the Transactions by such Purchaser have been duly authorized by all necessary action on the part of such Purchaser. This Agreement and each of the other Transaction Documents to which it is a party are the legal, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with its terms, except that such enforcement (a) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and (b) is subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought.

Section 6.03. Contravention. Neither the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by such Purchaser nor the consummation of the Transactions by such Purchaser will (with or without notice or lapse of time or both) (a) violate or breach any provision of such Purchaser’s organizational or governing documents, (b) violate or breach any statute, law, rule, regulation or order by which such Purchaser or any of its assets or properties may be bound or affected or (c) breach or result in a default under, result in the acceleration of, or give rise to a right of termination, cancellation, modification or acceleration or require any notice under, any material contract or agreement to which such Purchaser is a party or by which such Purchaser or any of its assets or properties may be bound or affected.

Section 6.04. Consents. All approvals, consents, authorizations or orders of, notices to or registrations or filings with, or any other action by, any Governmental Body or other person or entity have been obtained which are required in connection with (i) the due execution and delivery by such Purchaser of this Agreement and the other Transaction Documents to which it is a party and the performance of such Purchaser’s obligations hereunder and thereunder, (ii) the consummation of the Transactions by such Purchaser and (iii) the exercise by the Company of its rights and remedies under this Agreement and the other Transaction Documents to which it is a party.

Section 6.05. Litigation. There are no legal or other proceedings or investigations pending or threatened against such Purchaser before any court, tribunal or regulatory authority which would, if adversely determined, alone or together, have a Material Adverse Effect.

Section 6.06. Financial Capacity. Such Purchaser has, or will have on the Closing Date, immediately available cash in an amount sufficient to pay the purchase price payable by the Purchaser.

Section 6.07. Investment Representations.

(a) Purchase for Own Account. The portion of the Securities to be acquired by such Purchaser hereunder will be acquired for such Purchaser’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof in violation of applicable securities laws.

(b) No Registration. Such Purchaser understands and acknowledges that the Securities are not being registered under the Securities Act, or any state securities laws. Such Purchaser understands that the Securities cannot be sold unless they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

(c) Accredited Investor; Sophisticated Purchaser. Such Purchaser is an “accredited investor” as defined in Rule 501(a) of the Securities Act. Such Purchaser, alone or in connection with its financial, legal and other advisers, is sufficiently experienced in financial and business matters to be capable of analyzing and evaluating the merits and risks of an investment in the Securities, and to make an informed decision relating thereto, and otherwise to protect its own interests with respect to the investment in the Securities.

(d) Pre-existing Relationship. Such Purchaser acknowledges that its relationship with the Company leading to the consummation of the Transactions contemplated by this Agreement and the other Transaction Documents was based on a pre-existing relationship commencing in February 2010 and was not a result of any general solicitation by the Company, including, but not limited to, the filing of the Company’s Registration Statement on Form S-11 with the Commission on June 15, 2010.

ARTICLE VII

Termination

Section 7.01. Termination. This Agreement and the obligations of the parties under this Agreement may be terminated at any time prior to the Closing by:

(a) the mutual consent of the Company and the Purchaser;

(b) the Purchasers, if the conditions set forth in Section 4.01 shall not have been satisfied by April 30, 2011 (the “Termination Date”), unless the failure of such condition is the result of a material breach of this Agreement or any other Transaction Document by the Purchasers; or

(c) the Company, if the conditions set forth in Section 4.02 shall not have been satisfied by the Termination Date, unless the failure of such condition is the result of a material breach of this Agreement or any other Transaction Document by the Company.

Any such termination shall be in writing delivered to the other parties hereto in accordance with the provisions of Section 9.01.

Section 7.02. Expenses. Except as set forth in Section 4.01(i), each of the parties hereto shall be responsible for, and shall pay, its own legal, accounting and other fees and expenses arising from the due diligence review, and the negotiation, preparation and execution of this Agreement and the other Transaction Documents.

Section 7.03. Effect of Termination. In the event of a termination of this Agreement under Section 7.01, this Agreement will become void and of no further force or effect, except for the provisions of (a) Section 7.02 relating to the payment of expenses and (b) this Section 7.03. Nothing in Section 7.01 or this Section 7.03 will be deemed to release any party from any liability for breach by any such party of the terms and provisions of this Agreement and the other Transaction Documents or to impair the right of any party to compel specific performance by the other parties of their obligations under this Agreement or the other Transaction Documents.

ARTICLE VIII

Indemnification

Section 8.01. Indemnification.

(a) Indemnification by the Company. The Company will indemnify and defend the Purchasers and their Affiliates and each of their respective shareholders, partners, members, managers, directors, officers, employees, agents and Affiliates (collectively, the “Purchaser Indemnified Persons”) against, and hold each Purchaser Indemnified Person harmless from, any and all liabilities, obligations, losses, damages, costs, expenses, claims, penalties, actions, judgments, diminution in value, disbursements of any kind or nature whatsoever, interest, fines, settlements, costs of preparation and investigation, costs incurred in enforcing this indemnity and reasonable attorneys’ fees and expenses (collectively, “Losses”), that the Purchaser Indemnified Persons may incur, suffer, sustain or become subject to, arising out of, relating to or due to:

(i) any inaccuracy or breach of any of the representations and warranties of the Company contained in this Agreement, any other Transaction Document or in any certificate delivered thereunder; or

(ii) the nonfulfillment or breach of any covenant, undertaking, agreement or other obligation of the Company contained in this Agreement, any other Transaction Document or in any certificate delivered thereunder.

(b) Indemnification by the Purchasers. The Purchasers will indemnify and defend the Company and its Affiliates and each of their respective shareholders, partners, members, managers, directors, officers, employees, agents and Affiliates (collectively, the “Company Indemnified Persons”) against and hold each Company Indemnified Person harmless from any and all Losses that the Company Indemnified Persons may incur, suffer, sustain or become subject to, arising out of, relating to or due to:

(i) any inaccuracy or breach of any of the representations and warranties of the Purchasers contained in this Agreement, any other Transaction Document or in any certificate delivered thereunder; or

(ii) the nonfulfillment or breach of any covenant, undertaking, agreement or other obligation of the Purchasers contained in this Agreement, any other Transaction Document or in any certificate delivered thereunder.

Section 8.02. Indemnification Notice. If there occurs an event which a party hereto asserts is an indemnifiable event pursuant to Section 8.01 hereof, the party seeking indemnification (the “Indemnitee”) will promptly notify the party obligated to provide indemnification hereunder (the “Indemnitor”) in writing (such written notice being an “Indemnification Notice”). Such Indemnification Notice shall specify (a) the nature of the claim or Loss, (b) the facts, circumstances, issues and events with respect to such claim or Loss in reasonable detail and (c) the amount of such claim or Loss, if determined. Delay or failure to deliver an Indemnification Notice to the Indemnitor will only relieve the Indemnitor of its indemnification obligations hereunder to the extent, if at all, that the Indemnitor is actually prejudiced by reason of such delay or failure.

Section 8.03. Contribution. If the indemnification provided for in this Article VIII is prohibited under applicable law to an Indemnitee (other than by reason of the exceptions, limitations and conditions set forth in this Article), then the Indemnitor, in lieu of indemnifying the Indemnitee, will contribute to the amount paid or payable by the Indemnitee as a result of the Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitor, on the one hand, and of the Indemnitee, on the other, in connection with the events or circumstances which resulted in the Losses as well as any other relevant equitable considerations. The relative fault of the Indemnitor, on the one hand, and of the Indemnitee, on the other, will be determined by reference to, among other things, such Persons’ relative intent, knowledge, access to information and opportunity to correct or prevent the events or circumstances resulting in the Losses.

ARTICLE IX

Miscellaneous

Section 9.01. Notices. All notices, requests, demands and other communications to any party or given under this Agreement or any other Transaction Document will be in writing and delivered personally, by overnight delivery or courier, by registered mail or by telecopier (with confirmation received) to the parties at the address or telecopy number specified for such parties on the signature pages hereto (or at such other address or telecopy number as may be specified by a party in writing given at least five business days prior thereto). All notices, requests, demands and other communications will be deemed delivered when actually received.

Section 9.02. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed will be deemed an original, but all of which taken together will constitute one and the same instrument.

Section 9.03. Amendment of Agreement. This Agreement may not be amended, modified or waived except by an instrument in writing signed on behalf of each of the parties hereto.

Section 9.04. Successors and Assigns; Assignability. This Agreement will be binding upon and inures to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned by any party hereto without the prior written consent of all other parties hereto. Any assignment or attempted assignment in contravention of this Section will be void ab initio and will not relieve the assigning party of any obligation under this Agreement.

Section 9.05. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the state of New York applicable to contracts executed in and to be performed entirely within that state, without reference to conflicts of laws provisions.

Section 9.06. Integration. This Agreement and the other Transaction Documents contain and constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings, whether written or oral, of the parties hereto.

Section 9.07. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 9.08. No Third-Party Rights. This Agreement is not intended, and will not be construed, to create any rights in any parties other than the Company and the Purchasers, and no Person may assert any rights as third-party beneficiary hereunder, except as provided in Article VIII.

Section 9.09. Enforcement. The Company hereby acknowledges and agrees that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be accurately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Agreement by the Company would cause the Purchasers irreparable harm and that money damages would not be an adequate remedy for any breach or threatened breach of the provisions of this Agreement by the Company. Therefore, the Company hereby agrees that the Purchasers shall be entitled to equitable relief, including, without limitation, an injunction or injunctions (without the requirement of posting a bond, other security or any similar requirement or proving any actual damages), to prevent breaches or threatened breaches of this Agreement by the Company and to specifically enforce the terms and provisions of this Agreement, this being in addition to any other remedy to which the Purchasers have or may be entitled to have at law or in equity.

Section 9.10. Submission to Jurisdiction. Each of the Company and the Purchasers hereby (a) agrees that any action, suit or proceeding with respect to this Agreement and any other Transaction Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, (b) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts, (c) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action, suit or proceeding in those jurisdictions, and (d) irrevocably consents to the service of process of any of the courts referred to above in any action, suit or proceeding by the mailing of copies of the process to the parties hereto as provided in Section 9.01.

Section 9.11. Waiver of Jury Trial. EACH OF THE COMPANY AND THE PURCHASERS HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR TO BE DELIVERED IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY ACTION, SUIT OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Section 9.12. No Waiver; Remedies. No failure or delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege will not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement and the other Transaction Documents will be cumulative and not exclusive of any rights or remedies provided by law.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

COMPANY:
Address for Notices:	MHI HOSPITALITY CORPORATION
MHI Hospitality Corporation
410 West Francis Street
Williamsburg, VA 23185	By:	/s/ David R. Folsom
Attention: Andrew M. Sims,	Name: David Folsom
Chief Executive Officer	Title: President and COO
Facsimile No.: (757) 564-8801

with a copy to:

Baker & McKenzie LLP
815 Connecticut Avenue, NW
Washington, DC 20006
Attention: Thomas J. Egan, Jr.
Facsimile No.: (202) 416-6955

SIGNATURE PAGE TO THE SECURITIES PURCHASE AGREEMENT

PURCHASERS:	ESSEX ILLIQUID, LLC
Address for Notices:
	By:	Essex Equity Capital Management, LLC,
Essex Equity Capital Management, LLC		the Investment Manager
375 Hudson Street, 12th Floor
New York, New York 10014
Attention: Ryan Taylor	By:	/s/ Ryan P. Taylor
Facsimile No.: 866-642-0014		Name: Ryan P. Taylor
Title: Authorized Signatory
With a copy to

Richards Kibbe & Orbe LLP
One World Financial Center
New York, New York 10281
Attention: Larry Halperin
Facsimile No.: 212-530-1801

Address for Notices:	RICHMOND HILL CAPITAL PARTNERS, LP
Richmond Hill Investment Company, LP
375 Hudson Street, 12th Floor	By:	Richmond Hill Investment Co., LP,
New York, New York 10014		the Investment Manager
Attention: Ryan Taylor
Facsimile No.: 866-642-0014	By:	/s/ Ryan P. Taylor
Name: Ryan P. Taylor
with a copy to:		Title: Authorized Signatory

Richards Kibbe & Orbe LLP
One World Financial Center New York, New York 10281
Attention: Larry Halperin
Facsimile No.: 212-530-1801

SIGNATURE PAGE TO THE SECURITIES PURCHASE AGREEMENT

Schedule 2.01

Purchaser Name	Number of Shares of Preferred Stock	Number of Shares of Common Stock to be Purchased Pursuant to the Warrant	Purchase Price
Essex Illiquid, LLC	23,000	1,748,000	$23,000,000
Richmond Hill Capital Partners, LP	2,000	152,000	$2,000,000